Exhibit 24.2
POWER OF ATTORNEY
November 18, 2022
KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints each of Rao Mulpuri and Bill Krause as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of View, Inc. and to file the same, with any exhibits thereto, with the U.S. Securities and Exchange Commission, or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ Scott Rechler
Scott Rechler